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                                                                     EXHIBIT A-4

                           HERITABLE FINANCE LIMITED

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                            FOREIGN
                                                                             RETAINED       CURRENCY
                                                               COMMON       EARNINGS/      TRANSLATION
                                                               STOCK        (DEFICIT)      ADJUSTMENT       TOTAL
                                                             ----------     ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1992..............................    $     16       $    990       $     --       $  1,006
Net loss..................................................          --           (285)            --           (285)
Foreign currency translation adjustment...................          --             --            (20)           (20)
                                                             ----------     ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1993..............................          16            705            (20)           701
Net earnings..............................................          --          3,162             --          3,162
Dividend paid in year.....................................          --         (3,911)            --         (3,911)
Foreign currency translation adjustment...................          --             --            106            106
                                                             ----------     ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1994..............................          16            (44)            86             58
Net earnings..............................................          --          4,808             --          4,808
Foreign currency translation adjustment...................          --             --            (79)           (79)
                                                             ----------     ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1995..............................          16          4,764              7          4,787
Net earnings (unaudited)..................................          --          3,723             --          3,723
Foreign currency translation adjustment(unaudited)........          --             --           (137)          (137)
                                                             ----------     ----------     ----------     ----------
BALANCE AT JUNE 30, 1996 (UNAUDITED)......................    $     16       $  8,487       $   (130)      $  8,373
                                                               =======        =======        =======        =======

          See accompanying notes to consolidated financial statements.